EX-99.1

(logo) WELLS FARGO

Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951
MAC: R1204-010


October 28, 2013


NOTICE OF RESIGNATION OF SECURITIES ADMINISTRATOR, AUTHENTICATING AGENT, CERTIFICATE REGISTRAR, PAYING AGENT

TO: The parties listed on Schedule A

RE: Wells Fargo Bank, N.A., as Securities Administrator for Sequoia Mortgage
    Trust 2011-1 Mortgage Pass-Through Certificates, Series 2011-1

Reference is hereby made to the Pooling and Servicing Agreement, dated as of February 1, 2011 (as amended, the "Agreement"), by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Pursuant to Sections 6.06(a), 3.02 and 6.10(a) of the Agreement, notice is hereby provided that Wells Fargo intends to resign as Securities Administrator, Certificate Registrar and Authenticating Agent, respectively, under the Agreement, effective as of the last moment of 11:59 p.m. on December 31, 2013. Further, in connection with its resignation as Securities Administrator and in its capacity as such, notice is hereby provided that Wells Fargo intends to resign as Paying Agent under the Agreement, effective as of the last moment of 11:59 p.m. on December 31, 2013. Please note that Wells Fargo does NOT intend to resign in its capacities as Master Servicer and Custodian.

WELLS FARGO BANK, N.A.,
as Securities Administrator, Certificate Registrar,
Authenticating Agent and Paying Agent


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SCHEDULE A

Sequoia Residential Funding, Inc.            Wells Fargo Bank, N.A.
One Belvedere Place, Suite 330               9062 Old Annapolis Road
Mill Valley, California 94941                Columbia, Maryland 21045
Facsimile number: (415) 381-1773             Attention: Client Manager - Sequoia
Electronic mail address:                     Mortgage Trust 2011-1
Sequoia.Notices@redwoodtrust.com
Attention: Sequoia Mortgage Trust 2011-1

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Corporate Trust - Sequoia Mortgage
Trust 2011-1